UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2015

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-14379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2015, the Compensation and Benefits Committee of the Board of Directors of Convergys Corporation (the “Company”) approved payment of a special performance cash bonus to Claudia L. Cline, the Company’s Executive Vice President and General Counsel, in the amount of $285,000, payable in connection with her previously-announced retirement from the Company effective June 30, 2015.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2015 Annual Meeting of Shareholders held on April 22, 2015. The final voting results for each of the proposals submitted for a vote of the shareholders are set forth below.

Proposal 1

The shareholders elected each of the nominees as directors to serve until the next annual meeting of shareholders and until their successor is elected. The voting results were as follows:

Nominee	For	Withhold	Broker Non-Votes
Andrea J. Ayers	82,132,779	1,361,213	8,085,369
John F. Barrett	81,968,929	1,525,063	8,085,369
Cheryl K. Beebe	82,499,100	994,892	8,085,369
Richard R. Devenuti	82,249,003	1,244,989	8,085,369
Jeffrey H. Fox	82,113,161	1,380,831	8,085,369
Joseph E. Gibbs	82,376,573	1,117,419	8,085,369
Joan E. Herman	82,606,606	887,386	8,085,369
Thomas L. Monahan III	81,887,385	1,606,607	8,085,369
Ronald L. Nelson	81,687,557	1,806,435	8,085,369
Richard F. Wallman	80,108,337	3,385,655	8,085,369

Proposal 2

The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
90,185,407	657,275	736,679	0

Proposal 3

The shareholders approved, on an advisory basis, the compensation of our named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
79,402,442	2,966,083	1,125,467	8,085,369

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ Jarrod B. Pontius
Jarrod B. Pontius
Deputy General Counsel and Corporate Secretary

Date: April 22, 2015